1 Q1-21 Financial Highlights1 Q1-21 Business Segment Highlights1,2(C) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets Bank of America Reports Q1 Net Income of $8.1 Billion, EPS of $0.86 Provision for Credit Losses Benefit of $1.9 Billion Reflects a $2.7 Billion Reserve Release(A) CET1 Ratio Improved to 11.8%, Average Deposits up $366 Billion to $1.8 Trillion(B) See page 10 for endnotes. 1 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 2 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 3 Tangible book value per common share and Tangible common equity ratio represent non-GAAP financial measures. For more information, see page 17. 4 Source: Dealogic as of April 1, 2021. Global Capital Raise includes Equity, Debt, Loans (MBS, ABS, and self-funded deals are excluded). Shown on a proportional share basis. • Net income of $2.7 billion • Deposits up 25% to $924 billion; loans down 8% to $291 billion • Record Consumer investment assets up $112 billion, or 53%, to $324 billion, driven by market valuations and client flows of $25 billion since Q1-20 • Client Support Actions: – ~473,000 Paycheck Protection Program loans to small business owners since inception, including ~130,000 in Q1-21; ~$21 billion in outstanding balances – 70% of overall households actively using digital platforms • Net income of $8.1 billion, or $0.86 per diluted share • Revenue, net of interest expense, increased 0.2% to $22.8 billion – Net interest income (NII)(D) declined 16% to $10.2 billion, driven primarily by lower interest rates – Noninterest income rose 19% to $12.6 billion, reflecting strong capital markets results, as well as higher investment and brokerage income • Provision for credit losses decreased $6.6 billion to a benefit of $1.9 billion, reflecting a reserve release of $2.7 billion amid an improved macroeconomic outlook and balance declines(A) • Noninterest expense rose 15% to $15.5 billion, driven by elevated net COVID-19 costs; an acceleration of expenses due to incentive compensation award changes; an impairment charge for real estate rationalization; higher revenue-related expenses; higher severance costs and special compensation awards for associates • Loan and lease balances in the business segments declined 7% to $887 billion, driven primarily by declines in commercial loans and lower card balances • Deposits rose $366 billion, or 25%, to $1.8 trillion • Common equity tier 1 (CET1) ratio increased 102 basis points YoY to 11.8% (Standardized)(B) • Average Global Liquidity Sources rose $438 billion, or 78%, to a record $1.0 trillion, reflecting strong deposit balance growth(E) • Returned $5 billion of capital to shareholders through common dividends and share repurchases • Return on average common shareholders' equity ratio of 12.3%; return on average tangible common shareholders' equity ratio of 17.1%3 • Book value per common share rose 4% to $29.07; tangible book value per common share rose 6% to $20.903 • Net income of $2.1 billion • Sales and trading revenue of $5.1 billion, including net debit valuation adjustment (DVA) losses of $2 million • Excluding net DVA, sales and trading revenue of $5.1 billion increased 17% – FICC increased 22% to $3.3 billion(F) – Equities increased 10% to $1.8 billion(F) • Client Support Action: – Supported clients by providing liquidity and a strong and resilient trading platform From Chairman and CEO Brian Moynihan "Our team produced exceptional results this quarter: record or near-record levels of deposits, investment flows, investment banking revenue, digital users and client engagement. Meanwhile, brand loyalty, customer satisfaction and employee engagement reached new highs. "While low interest rates continued to challenge revenue, credit costs improved and we believe that progress in the health crisis and the economy point to an accelerating recovery. "The strength of our balance sheet, our complementary and diverse set of businesses, and our talented teammates position us to perform well in that environment." • Net income of $881 million • Record client balances of $3.5 trillion, up $822 billion, or 31%, driven by higher market valuations and positive client flows; including Consumer Investments, total client balances of $3.9 trillion, up 32% • Deposits up 24% to $326 billion; loans up 6% to $188 billion • Merrill Lynch added ~6,400 net new households, up 26% QoQ • Private Bank added ~675 net new relationships, up 74% QoQ • Client Support Actions: – 183,000 wealth planning reports generated for clients and prospects in Q1, up 26% QoQ – Private Bank 1,800+ client interactions per day, up 10% QoQ, including ~300 prospect meetings per day • Net income of $2.2 billion • Record Firmwide investment banking fees (excl. self-led) of $2.2 billion, up 62% – Record equity underwriting fees of $900 million, up 218% – Advisory fees of $400 million, up 49% • Deposits up 27% to $487 billion; loans down 15% to $330 billion • Client Support Actions: – Raised $245 billion in capital on behalf of clients4

From Chief Financial Officer Paul Donofrio:

"Because of the responsible way we have operated the company over many years, coupled with government stimulus and strong customer liquidity, we were able to report improved asset quality metrics and lower credit costs. We saw strong growth in our capital markets and wealth management businesses, which allowed us to absorb additional expenses and still report $8.1 billion in earnings. We believe our strong balance sheet, the diversity of our business lines, and the careful way we have managed risk for many years should enable us to continue to return to our shareholders the excess capital that is not needed to support economic growth, deliver for customers and communities, invest in our future and sustain strength and stability through future economic cycles."

Bank of America Financial Highlights(G)

	Three Months Ended		
($ in billions, except per share data)	**3/31/2021**	**12/31/2020**	**3/31/2020**
Total revenue, net of interest expense	**$22.8**	$20.1	$22.8
Provision for credit losses	**(1.9)**	0.1	4.8
Noninterest expense	**15.5**	13.9	13.5
Pretax income	**9.2**	6.1	4.5
Pretax, pre-provision income[1(G)]	**7.3**	6.2	9.3
Income tax expense	**1.1**	0.6	0.5
Net Income	**8.1**	5.5	4.0
Diluted earnings per share	**$0.86**	$0.59	$0.40

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 17.

Strength of Responsible Growth



Well Capitalized
$168
$177
$178
Q1-20
Q4-20
Q1-21
CET1 Capital (B)
($B, EOP)
Strong Liquidity
$565
$943
$1,003
Q1-20
Q4-20
Q1-21
Avg. Global Liquidity Sources (E)
($B)
Low Loss Rates
0.46%
0.38%
0.37%
Q1-20
Q4-20
Q1-21
Net Charge-off Ratio

2

BANK OF AMERICA

Consumer Banking[1,2]

- Net income increased $891 million to $2.7 billion, driven by lower provision for credit losses, reflecting an improved macroeconomic outlook
- Revenue of $8.1 billion decreased 12% due to lower NII from lower rates and lower loan balances
- Provision for credit losses improved $2.9 billion to a benefit of $617 million, reflecting a reserve release[(A)] of $1.4 billion versus a build in the year-ago quarter
  - Net charge-off ratio improved to 1.13%, compared to 1.22%
- Noninterest expense increased 14% to $5.1 billion, driven primarily by a $240 million impairment charge for real estate rationalization, along with incremental expense to support customers and employees as a result of the COVID-19 pandemic

Business Highlights[1,3(C)]

- Average deposits grew $187 billion, or 25%; average loans fell $26 billion, or 8%, driven by lower card balances
- Consumer investment assets grew $112 billion, or 53%, to $324 billion, driven by market performance and strong client flows
  - $25 billion of client flows since Q1-20
  - 3.1 million client accounts, up 10%
- Combined credit/debit card spend up 13%; debit card up 22% and credit card up slightly
- 7.3 million Consumer clients enrolled in Preferred Rewards, up 17%, with 99% annualized retention rate

Digital Usage Continued to Grow[1]

- 40.3 million active digital banking users, up 3%
- Digital sales were 49% of all Consumer Banking sales
- 2.6 billion digital logins in Q1-21
- 13.5 million active Zelle® users, now including small businesses; sent and received 170 million transfers worth $49.5 billion, up 66% and 83% YoY respectively
- Clients booked a record ~786,000 digital appointments with an associate

Financial Results[1]

	Three months ended		
($ in millions)	3/31/2021	12/31/2020	3/31/2020
Total revenue[2]	**$8,069**	$8,242	$9,129
Provision for credit losses	**(617)**	4	2,258
Noninterest expense	**5,131**	4,809	4,496
Pretax income	**3,555**	3,429	2,375
Income tax expense	**871**	840	582
Net income	**$2,684**	$2,589	$1,793

Business Highlights[1,3(C)]

	Three months ended		
($ in billions)	3/31/2021	12/31/2020	3/31/2020
Average deposits	**$924.1**	$885.2	$736.7
Average loans and leases	**290.9**	305.1	316.9
Consumer investment assets (EOP)	**324.5**	306.1	212.2
Active mobile banking users (MM)	**31.5**	30.8	29.8
Number of financial centers	**4,324**	4,312	4,297
Efficiency ratio	**64 %**	58 %	49 %
Return on average allocated capital	**28**	27	19
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$74.2**	$78.2	$94.5
Total credit/debit spend	**172.5**	173.7	153.0
Risk-adjusted margin	**9.3 %**	10.8 %	7.9 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.

Continued Business Leadership

- No. 1 Consumer Deposit Market Share (Estimated retail consumer deposits based on June 30, 2020 FDIC deposit data)
- No. 1 Small Business Lender (FDIC, Q4-20)
- No. 1 Online Banking and Mobile Banking Functionality (Keynova Q4-20, Online Banker Scorecard, Keynova Q1-21 Mobile Banker Scorecard, Javelin 2020 Online and Mobile Banking Scorecards)
- No. 1 in Prime Auto Credit Distribution of New Originations Among Peers (Experian AutoCount; Franchised Dealers; largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of January 2021)
- Best Mortgage Lender for First-Time Homebuyers (Nerdwallet, 2021)
- Merrill Guided Investing - Best Robo-Advisor for Education (Investopedia, October 2020)
- Merrill Edge Self-Directed - No. 1 for Overall Client Experience, ESG Investing, Client Dashboard and Banking (StockBrokers.com, January 2021)
- Merrill Edge Self-Directed - No. 1 User Experience (Kiplinger's, August 2020)

3

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income increased $20 million to $881 million, reflecting record asset management fees and lower credit costs
- Revenue increased 1% to $5.0 billion as 12% higher asset management fees more than offset lower NII from lower rates
- Noninterest expense increased 7% to $3.9 billion, primarily driven by higher revenue-related incentives and investments in client professionals

Business Highlights[1(C)]

- Total client balances up $822 billion, or 31%, to a record of $3.5 trillion, driven by higher market valuations and positive client flows
  - Average deposits increased $63 billion, or 24%, to $326 billion; average loans and leases grew $10 billion, or 6%, to $188 billion, driven by year-over-year improvement in securities-based lending, custom lending and residential mortgage
  - Strong AUM flows of $18 billion in Q1-21

Merrill Lynch Wealth Management Highlights[1]

- **Strong Client Growth and Advisor Engagement**
  - Record client balances of $2.9 trillion, up 32%
  - Record AUM balances of $1.1 trillion, up 36%
  - Added ~6,400 net new households in Q1-21
- **Digital Usage Continued to Grow**
  - Record 80% of Merrill Lynch households actively using an online or mobile platform; record 40% Merrill Lynch mobile app usage, up from 31%
  - Continued growth of advisor/client digital communications; 380,000 households exchanged ~1.8 million messages through Secure Messaging
  - 315,000 forms signed digitally in Q1, over 50% of eligible transactions
  - Number of checks deposited through automated channels: 50% of all eligible checks deposited in Q1, up from 32%

Bank of America Private Bank Highlights[1]

- **Strong Client Engagement**
  - Record client balances of $558 billion, up 26%
  - Record AUM balances of $325 billion, up 28%
  - Added ~675 net new relationships in Q1-21
  - Conducted 8,000 client WebEx sessions in Q1-21
- **Digital Usage Continued to Grow**
  - 73% of checks deposited through automated channels, up from 64%
  - Record logins up 18%; once clients are digitally engaged they are using features more frequently:
    - Erica sessions up 245%,
    - Zelle transactions up 85%,
    - Digital wallet transactions up 19%

Financial Results[1]

	Three months ended		
($ in millions)	**3/31/2021**	**12/31/2020**	**3/31/2020**
Total revenue[2]	**$4,971**	$4,677	$4,936
Provision for credit losses	**(65)**	8	189
Noninterest expense	**3,869**	3,571	3,606
Pretax income	**1,167**	1,098	1,141
Income tax expense	**286**	269	280
Net income	**$881**	$829	$861

Business Highlights[1(C)]

	Three months ended		
($ in billions)	**3/31/2021**	**12/31/2020**	**3/31/2020**
Average deposits	**$326.4**	$305.9	$263.4
Average loans and leases	**188.5**	187.2	178.6
Total client balances (EOP)	**3,480.3**	3,349.8	2,658.6
AUM flows	**18.2**	7.6	7.0
Pretax margin	**23 %**	23 %	23 %
Return on average allocated capital	**22**	22	23

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- Most advisors (286) on Barron's 2021 Top 1,200 Financial Advisors list for the 12th consecutive year
- Most advisors (1,319) on Forbes' Best-In-State Wealth Advisors list
- No. 1 in Forbes' Top Next Generation Advisors (2020)
- No. 1 in Financial Times Top 401K Retirement Plan Advisors (2020)
- No. 1 in Barron's Top 100 Women Advisors (2020)
- No. 1 in personal trust assets under management (industry Q4-20 FDIC call reports)
- Recognized as best Private Bank for Customer Service (North America) and Best Private Bank for Philanthropy Services (globally) by Professional Wealth Management (2020)

Digital Investment Recognition

- Won 2021 Celent Award for Wealth Management Emerging Technology for the Merrill Client Engagement Workstation initiative
- Digital Wealth Impact Innovation Award for Digital Engagement (AITE Group, 2020)
- Wealth Tech Award – Professional Wealth Management (A Financial Times publication, 2020) – Best Wealth Manager in North America for using technology
- WealthManagement.com – 2020 Best Technology for Digital Advice & Collaboration and Best Social Media Leadership (Socialize)

4

BANK OF AMERICA

Global Banking[1,2]

- Net income increased $2.0 billion to $2.2 billion
- Revenue of $4.6 billion increased 1%, as higher investment banking fees and improved market valuations more than offset lower NII and weather-related impairment charges on certain renewable energy investments
- Provision for credit losses improved $3.2 billion to a benefit of $1.1 billion, reflecting a reserve release in the current quarter — compared to reserve build in the year-ago quarter — due to an improved macroeconomic outlook and loan balance declines
- Noninterest expense increased $463 million, or 20%, to $2.8 billion, reflecting higher revenue-related incentives, as well as an acceleration in expenses from incentive-compensation award changes

Business Highlights[1,2(C)]

- Average deposits increased $105 billion, or 27%, to $487 billion, reflecting client liquidity and valued relationships
- Average loans and leases declined $56 billion, or 15%, to $330 billion, driven by continued paydowns and lower demand
- Total corporation investment banking fees increased 62%, to $2.2 billion (excl. self-led), driven by strong equity underwriting and advisory fees

Digital Usage Continued to Grow[1]

- 74% digitally active clients across commercial, corporate, and business banking clients (CashPro & BA360 platforms) (as of February 2021)
- CashPro App active users increased 49% and sign-ins increased 37% (rolling 12 months), surpassing 1 million sign-ins in the past year
- CashPro App payment approvals value was $211 billion, with volumes increasing 38% (rolling 12 months)
- Number of checks deposited via CashPro App increased 99% and dollar volume increased 151% (rolling 12 months)
- ~20 million incoming receivables were digitally matched in last 12 months using Intelligent Receivables, which uses AI to match payments and accounts receivables (as of February 2021)
- Digital Wallet Enrollment adoption for commercial cards grew by 5% YoY (as of February 2021)
- Global Digital disbursements up 35% YTD YoY (as of February 2021), 90% of Dollars Disbursed sent via Zelle (as of February 2021)

Financial Results[1]

	Three months ended		
($ in millions)	**3/31/2021**	**12/31/2020**	**3/31/2020**
Total revenue[2,3]	**$4,633**	$4,779	$4,600
Provision for credit losses	**(1,126)**	48	2,093
Noninterest expense	**2,781**	2,432	2,318
Pretax income	**2,978**	2,299	189
Income tax expense	**804**	621	51
Net income	**$2,174**	$1,678	$138

Business Highlights[1,2(C)]

	Three months ended		
($ in billions)	**3/31/2021**	**12/31/2020**	**3/31/2020**
Average deposits	**$487.0**	$478.3	$382.4
Average loans and leases	**330.1**	346.3	386.5
Total Corp. IB fees (excl. self-led)[2]	**2.2**	1.9	1.4
Global Banking IB fees[2]	**1.2**	1.1	0.8
Business Lending revenue	**1.6**	1.9	2.0
Global Transaction Services revenue	**1.6**	1.6	2.0
Efficiency ratio	**60 %**	51 %	50 %
Return on average allocated capital	**21**	16	1

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.

Continued Business Leadership

- North America's Best Bank for Small to Medium-sized Enterprises (Euromoney, 2020)
- Best Global Bank for Cash Management and Payments & Collections (Global Finance Treasury & Cash Management Awards, 2021)
- Best Mobile Cash Management Software (Global Finance Treasury & Cash Management Awards, 2021)
- North America and Latin America's Best Bank for Transaction Services (Euromoney, 2020)
- 2020 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management (Greenwich, 2021)
- Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2020)

5

BANK OF AMERICA

Global Markets[1,2]

- Net income increased $349 million to $2.1 billion
  - Excluding net DVA, net income increased 39% to $2.1 billion[4]
- Revenue of $6.2 billion increased 19%, driven by increases in sales and trading and equity underwriting fees
  - Excluding net DVA, revenue increased 26%[4]
- Noninterest expense increased $612 million, or 22%, to $3.4 billion, driven by volume-related expenses in both card and sales and trading; and an acceleration in expenses from incentive-compensation award changes
- Average VaR of $74 million reflects higher implied volatilities related to the COVID-19 pandemic observed in 2020[5]

Business Highlights[1,2(C)]

- Reported sales and trading revenue of $5.1 billion
- Excluding net DVA, sales and trading revenue increased 17% to $5.1 billion[(F)]
  - FICC revenue of $3.3 billion increased 22%, reflecting a strong performance in credit, mortgage, and municipal products and gains in commodities (partially offset by related losses in another segment) from market volatility driven by a weather-related event, partially offset by reduced activity in other macro products
  - Equities revenue increased 10% to $1.8 billion, driven by a strong trading performance in cash

Additional Highlights

- 650+ research analysts covering 3,300+ companies, 1,250+ corporate bond issuers across 55+ economies and 24 industries

Financial Results[1]

	Three months ended		
($ in millions)	**3/31/2021**	**12/31/2020**	**3/31/2020**
Total revenue[2,3]	**$6,198**	$3,907	$5,226
Net DVA[4]	**(2)**	(56)	300
Total revenue (excl. net DVA)[2,3,4]	**$6,200**	$3,963	$4,926
Provision for credit losses	**(5)**	18	107
Noninterest expense	**3,427**	2,821	2,815
Pretax income	**2,776**	1,068	2,304
Income tax expense	**722**	278	599
Net income	**$2,054**	$790	$1,705
Net income (excl. net DVA)[4]	**$2,056**	$833	$1,477

Business Highlights[1,2(C)]

	Three months ended		
($ in billions)	**3/31/2021**	**12/31/2020**	**3/31/2020**
Average total assets	**$723.3**	$683.1	$713.1
Average trading-related assets	**501.8**	476.6	503.1
Average loans and leases	**77.4**	74.1	71.7
Sales and trading revenue[2]	**5.1**	3.0	4.6
Sales and trading revenue (excl. net DVA)[2(F)]	**5.1**	3.1	4.3
Global Markets IB fees[2]	**1.0**	0.7	0.6
Efficiency ratio	**55 %**	72 %	54 %
Return on average allocated capital	**22**	9	19

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote F on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $74MM, $81MM and $48MM for Q1-21, Q4-20 and Q1-20, respectively.

Continued Business Leadership

- CMBS Bank of the Year (GlobalCapital US Securitization Awards, 2020)
- Equity Derivatives House of the Year (GlobalCapital, 2020)
- No. 2 Global Research Firm (Institutional Investor, 2020)
- No. 2 Global Fixed Income Research Team (Institutional Investor, 2020)
- No. 1 Municipal Bonds Underwriter (Refinitiv, 2020)

6

7 All Other1 Financial Results1 Three months ended ($ in millions) 3/31/2021 12/31/2020 3/31/2020 Total revenue2 $(939) $(1,393) $(980) Provision for credit losses (47) (25) 114 Noninterest expense 307 294 240 Pretax loss (1,199) (1,662) (1,334) Income tax expense (benefit) (1,456) (1,246) (847) Net income (loss) $257 $(416) $(487) 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. • Net income of $257 million, compared to a net loss of $487 million, reflecting a larger tax benefit related to tax credits associated with increased ESG activities • Q1-21 total corporate effective tax rate of 12%; excluding the ESG tax credits, the effective tax rate for the quarter would have been approximately 23%

8 Credit Quality Highlights1 Three months ended ($ in millions) 3/31/2021 12/31/2020 3/31/2020 Provision for credit losses ($1,860) $53 $4,761 Net charge-offs 823 881 1,122 Net charge-off ratio2 0.37% 0.38% 0.46 % At period-end Nonperforming loans and leases $5,162 $4,952 $4,056 Nonperforming loan and leases ratio 0.58% 0.54% 0.39 % Allowance for loan and lease losses $16,168 $18,802 $15,766 Allowance for loan and lease losses ratio3 1.80% 2.04% 1.51% 1 Comparisons are to the year-ago quarter unless noted. 2 Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period. 3 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Note: Ratios do not include loans accounted for under the fair value option. Charge-offs • Total net charge-offs decreased $58 million, or 7%, from the prior quarter to $823 million – Consumer net charge-offs increased $211 million to $693 million, driven by credit card deferrals that expired in 2020 – Commercial net charge-offs decreased $269 million to $130 million • Net charge-off ratio decreased 1 basis point from the prior quarter to 0.37% Provision for credit losses • Provision for credit losses improved from the prior quarter to a benefit of $1.9 billion, reflecting an improved macroeconomic outlook and loan balance declines – Consumer reserve release of $1.4 billion, driven primarily by Card – Commercial reserve release of $1.2 billion – The reserve assessment continues to factor in the uncertainty resulting from the unprecedented nature of the current health crisis and risks that may prevent full recovery Allowance for credit losses • Allowance for credit losses, including unfunded commitments, decreased 13% from the prior quarter to $18.0 billion – Allowance for loan and lease losses decreased $2.6 billion, or 14%, from the prior quarter to $16.2 billion, representing 1.8% of total loans and leases • Nonperforming loans increased $210 million from the prior quarter to $5.2 billion, driven by consumer real estate due to deferral activity • Commercial reservable criticized utilized exposure decreased $4.4 billion from the prior quarter to $34.3 billion, driven by broad-based declines across industries See page 10 for endnotes.

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)(B)(C)(D)

	Three months ended		
	3/31/2021	**12/31/2020**	**3/31/2020**
Ending Balance Sheet			
Total assets	**$2,970.0**	$2,819.6	$2,620.0
Total loans and leases	**903.1**	927.9	1,050.8
Total loans and leases in business segments (excluding All Other)	**883.2**	906.6	1,014.7
Total deposits	**1,884.1**	1,795.5	1,583.3
Average Balance Sheet			
Average total assets	**$2,879.2**	$2,791.9	$2,494.9
Average loans and leases	**907.7**	934.8	990.3
Average deposits	**1,805.7**	1,737.1	1,439.3
Funding and Liquidity			
Long-term debt	**$251.2**	$262.9	$256.7
Global Liquidity Sources, average(E)	**1,003**	943	565
Equity			
Common shareholders' equity	**$249.7**	$248.4	$241.5
Common equity ratio	**8.4 %**	8.8 %	9.2 %
Tangible common shareholders' equity[1]	**$179.5**	$178.2	$171.7
Tangible common equity ratio[1]	**6.2 %**	6.5 %	6.7 %
Per Share Data			
Common shares outstanding (in billions)	**8.59**	8.65	8.68
Book value per common share	**$29.07**	$28.72	$27.84
Tangible book value per common share[1]	**20.90**	20.60	19.79
Regulatory Capital(B)			
CET1 capital	**$177.8**	$176.7	$168.1
Standardized approach			
Risk-weighted assets	**$1,508**	$1,480	$1,561
CET1 ratio	**11.8 %**	11.9 %	10.8 %
Advanced approaches			
Risk-weighted assets	**$1,366**	$1,371	$1,512
CET1 ratio	**13.0 %**	12.9 %	11.1 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**7.0 %**	7.2 %	6.4 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 17.

9

10 A Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period. B Regulatory capital ratios at March 31, 2021 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all quarters presented. Supplementary leverage exposure at both March 31, 2021 and December 31, 2020 excludes U.S. Treasury securities and deposits at Federal Reserve Banks. C We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment. D We measure net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. Net interest income on an FTE basis was $10.3 billion, $10.4 billion and $12.3 billion for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively. The FTE adjustment was $111 million, $113 million and $144 million for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively. E Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. F Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non- GAAP financial measures. Net DVA gains (losses) were $(2) million, $(56) million and $300 million for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively. FICC net DVA gains (losses) were $(9) million, $(52) million and $274 million for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively. Equities net DVA gains (losses) were $7 million, $(4) million and $26 million for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively. G Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company’s ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 17. Endnotes

11 Contact Information and Investor Conference Call Invitation Investor Call Information Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss first- quarter 2021 financial results in a conference call at 9.00 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from April 15 through 11:59 p.m. ET on April 25. Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 2,700 lending centers, 2,600 financial centers with a Consumer Investment Financial Solutions Advisor and approximately 2,400 business centers; approximately 17,000 ATMs; and award-winning digital banking with approximately 40 million active users, including approximately 31 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry- leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. Reporters May Contact: Jerry Dubrowski, Bank of America, 1.646.855.1195 (office) or 1.508.843.5626 (mobile) jerome.f.dubrowski@bofa.com Christopher Feeney, Bank of America, 1.980.386.6794 (office) christopher.feeney@bofa.com Investors May Contact: Lee McEntire, Bank of America, 1.980.388.6780 lee.mcentire@bofa.com Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 jonathan.blum@bofa.com

12 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the possibility that the Company's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company could face increased claims from one or more parties involved in mortgage securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s concentration of credit risk; the Company's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of climate change; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global, financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc., Merrill Lynch Professional Clearing Corp. and Merrill Lynch, Pierce, Fenner & Smith, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates:  Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com

13

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

Summary Income Statement	First Quarter 2021	Fourth Quarter 2020	First Quarter 2020
Net interest income	$ 10,197	$ 10,253	$ 12,130
Noninterest income	12,624	9,846	10,637
Total revenue, net of interest expense	22,821	20,099	22,767
Provision for credit losses	(1,860)	53	4,761
Noninterest expense	15,515	13,927	13,475
Income before income taxes	9,166	6,119	4,531
Income tax expense	1,116	649	521
Net income	$ 8,050	$ 5,470	$ 4,010
Preferred stock dividends	490	262	469
Net income applicable to common shareholders	$ 7,560	$ 5,208	$ 3,541
Average common shares issued and outstanding	8,700.1	8,724.9	8,815.6
Average diluted common shares issued and outstanding	8,755.6	8,785.0	8,862.7
Summary Average Balance Sheet			
Total debt securities	$ 788,638	$ 653,189	$ 465,215
Total loans and leases	907,723	934,798	990,283
Total earning assets	2,481,925	2,416,153	2,120,029
Total assets	2,879,221	2,791,874	2,494,928
Total deposits	1,805,747	1,737,139	1,439,336
Common shareholders' equity	249,648	246,840	241,078
Total shareholders' equity	274,047	271,020	264,534
Performance Ratios			
Return on average assets	1.13 %	0.78 %	0.65 %
Return on average common shareholders' equity	12.28	8.39	5.91
Return on average tangible common shareholders' equity [1]	17.08	11.73	8.32
Per Common Share Information			
Earnings	$ 0.87	$ 0.60	$ 0.40
Diluted earnings	0.86	0.59	0.40
Dividends paid	0.18	0.18	0.18
Book value	29.07	28.72	27.84
Tangible book value [1]	20.90	20.60	19.79

Summary Period-End Balance Sheet	March 31 2021	December 31 2020	March 31 2020
Total debt securities	$ 856,912	$ 684,850	$ 475,852
Total loans and leases	903,088	927,861	1,050,785
Total earning assets	2,548,811	2,480,665	2,265,254
Total assets	2,969,992	2,819,627	2,619,954
Total deposits	1,884,058	1,795,480	1,583,325
Common shareholders' equity	249,681	248,414	241,491
Total shareholders' equity	274,000	272,924	264,918
Common shares issued and outstanding	8,589.7	8,650.8	8,675.5

Credit Quality	First Quarter 2021	Fourth Quarter 2020	First Quarter 2020
Total net charge-offs	$ 823	$ 881	$ 1,122
Net charge-offs as a percentage of average loans and leases outstanding [2]	0.37 %	0.38 %	0.46 %
Provision for credit losses	$ (1,860)	$ 53	$ 4,761

	March 31 2021	December 31 2020	March 31 2020
Total nonperforming loans, leases and foreclosed properties [3]	$ 5,299	$ 5,116	$ 4,331
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	0.59 %	0.56 %	0.42 %
Allowance for loan and lease losses	$ 16,168	$ 18,802	$ 15,766
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	1.80 %	2.04 %	1.51 %

For footnotes, see page 14.

Current-period information is preliminary and based on company data available at the time of the presentation.

14

Bank of America Corporation and Subsidiaries

Selected Financial Data (continued)

(Dollars in millions)

Capital Management	March 31 2021	December 31 2020	March 31 2020
Regulatory capital metrics [(4)]**:**			
Common equity tier 1 capital	$ 177,789	$ 176,660	$ 168,115
Common equity tier 1 capital ratio - Standardized approach	11.8 %	11.9 %	10.8 %
Common equity tier 1 capital ratio - Advanced approaches	13.0	12.9	11.1
Tier 1 leverage ratio	7.2	7.4	7.9
Supplementary leverage ratio	7.0	7.2	6.4
Tangible equity ratio [(5)]	7.0	7.4	7.7
Tangible common equity ratio [(5)]	6.2	6.5	6.7

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 17.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option.

(4) Regulatory capital ratios at March 31, 2021 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented. Supplementary leverage exposure at March 31, 2021 and December 31, 2020 excluded U.S. Treasury securities and deposits at Federal Reserve Banks.

(5) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 17.

Current-period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other

(Dollars in millions)

	First Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,069	$ 4,971	$ 4,633	$ 6,198	$ (939)
Provision for credit losses	(617)	(65)	(1,126)	(5)	(47)
Noninterest expense	5,131	3,869	2,781	3,427	307
Net income (loss)	2,684	881	2,174	2,054	257
Return on average allocated capital [1]	28 %	22 %	21 %	22 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 290,891	$ 188,495	$ 330,107	$ 77,415	$ 20,815
Total deposits	924,137	326,370	487,034	53,852	14,354
Allocated capital [1]	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 282,935	$ 190,060	$ 325,996	$ 84,247	$ 19,850
Total deposits	971,709	333,254	505,132	61,450	12,513

	Fourth Quarter 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,242	$ 4,677	$ 4,779	$ 3,907	$ (1,393)
Provision for credit losses	4	8	48	18	(25)
Noninterest expense	4,809	3,571	2,432	2,821	294
Net income (loss)	2,589	829	1,678	790	(416)
Return on average allocated capital [1]	27 %	22 %	16 %	9 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 305,146	$ 187,167	$ 346,323	$ 74,133	$ 22,029
Total deposits	885,210	305,870	478,269	54,539	13,251
Allocated capital [1]	38,500	15,000	42,500	36,000	n/m
Quarter end					
Total loans and leases	$ 299,934	$ 188,562	$ 339,649	$ 78,415	$ 21,301
Total deposits	912,652	322,157	493,748	53,925	12,998

	First Quarter 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,129	$ 4,936	$ 4,600	$ 5,226	$ (980)
Provision for credit losses	2,258	189	2,093	107	114
Noninterest expense	4,496	3,606	2,318	2,815	240
Net income (loss)	1,793	861	138	1,705	(487)
Return on average allocated capital [1]	19 %	23 %	1 %	19 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 316,946	$ 178,639	$ 386,483	$ 71,660	$ 36,555
Total deposits	736,669	263,411	382,373	33,323	23,560
Allocated capital [1]	38,500	15,000	42,500	36,000	n/m
Quarter end					
Total loans and leases	$ 317,535	$ 181,492	$ 437,122	$ 78,591	$ 36,045
Total deposits	762,387	282,395	477,108	38,536	22,899

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 16 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) First Quarter 2021 Fourth Quarter 2020 First Quarter 2020FTE basis data (1) Net interest income $ 10,308 $ 10,366 $ 12,274 Total revenue, net of interest expense 22,933 20,212 22,911 Net interest yield 1.68% 1.71% 2.33 % Efficiency ratio 67.65 68.90 58.82 Other Data March 31 2021 December 31 2020 March 31 2020 Number of financial centers - U.S. 4,324 4,312 4,297 Number of branded ATMs - U.S. 16,905 16,904 16,855 Headcount 212,201 212,505 208,931 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $111 million, $113 million and $144 million for the first quarter of 2021 and the fourth and first quarters of 2020, respectively. Certain prior-period amounts have been reclassified to conform to current-period presentation.

17

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	First Quarter 2021	Fourth Quarter 2020	First Quarter 2020
Reconciliation of income before income taxes to pretax, pre-provision income			
Income before income taxes	**$ 9,166**	$ 6,119	$ 4,531
Provision for credit losses	**(1,860)**	53	4,761
Pretax, pre-provision income	**$ 7,306**	$ 6,172	$ 9,292
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity			
Shareholders' equity	**$ 274,047**	$ 271,020	$ 264,534
Goodwill	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,146)**	(2,173)	(1,655)
Related deferred tax liabilities	**920**	910	728
Tangible shareholders' equity	**$ 203,870**	$ 200,806	$ 194,656
Preferred stock	**(24,399)**	(24,180)	(23,456)
Tangible common shareholders' equity	**$ 179,471**	$ 176,626	$ 171,200
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity			
Shareholders' equity	**$ 274,000**	$ 272,924	$ 264,918
Goodwill	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,134)**	(2,151)	(1,646)
Related deferred tax liabilities	**915**	920	790
Tangible shareholders' equity	**$ 203,830**	$ 202,742	$ 195,111
Preferred stock	**(24,319)**	(24,510)	(23,427)
Tangible common shareholders' equity	**$ 179,511**	$ 178,232	$ 171,684
Reconciliation of period-end assets to period-end tangible assets			
Assets	**$ 2,969,992**	$ 2,819,627	$ 2,619,954
Goodwill	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,134)**	(2,151)	(1,646)
Related deferred tax liabilities	**915**	920	790
Tangible assets	**$ 2,899,822**	$ 2,749,445	$ 2,550,147
Book value per share of common stock			
Common shareholders' equity	**$ 249,681**	$ 248,414	$ 241,491
Ending common shares issued and outstanding	**8,589.7**	8,650.8	8,675.5
Book value per share of common stock	**$ 29.07**	$ 28.72	$ 27.84
Tangible book value per share of common stock			
Tangible common shareholders' equity	**$ 179,511**	$ 178,232	$ 171,684
Ending common shares issued and outstanding	**8,589.7**	8,650.8	8,675.5
Tangible book value per share of common stock	**$ 20.90**	$ 20.60	$ 19.79

Certain prior-period amounts have been reclassified to conform to current-period presentation.

Current-period information is preliminary and based on company data available at the time of the presentation.